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                                                                 EXHIBIT 23.3


                           CONSENT OF DIRECTOR NOMINEE

         The undersigned hereby consents to be named as a prospective director in the Registration Statement on Form S-1 of PartsBase.com, Inc., a Texas corporation, relating to an initial public offering of Common Stock by such corporation, and agrees to serve in such capacity, if and when duly elected, from and after the effective date of such Registration Statement.

Dated: January 5, 2000

                                              \S\ PIERRE NARATH
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                                            PIERRE NARATH